FIRST AMENDMENT

TO THE

AMERIPRISE FINANCIAL 2008 EMPLOYMENT
INCENTIVE EQUITY AWARD PLAN

WHEREAS, Section 11.1 of the Ameriprise Financial 2008 Employment Incentive Equity Award Plan (the “Plan”) provides that the Board of Directors (the “Board”) of Ameriprise Financial, Inc. (the “Company”) may amend the Plan as it deems advisable from time to time; and

WHEREAS, the Board approved this First Amendment to the Plan (this “Amendment”) in order to simplify administration of the Plan by delegating authority for administrative and immaterial amendments to the Plan to the Compensation and Benefits Committee of the Board and to align the share counting rules under the Plan with the share counting rules under the Ameriprise Financial 2005 Incentive Compensation Plan, As Amended and Restated Effective April 30, 2014; and

WHEREAS, the Board authorized and directed the appropriate officers of the Company to execute any such documents and to take such other actions as such officer deems necessary or appropriate in order to make effective such amendment to the Plan.

THEREFORE, the Plan is hereby amended effective as the date and manner noted herein below:

1.    Section 3.1 of the Plan is amended and restated to provide as follows:

3.1    Number of Shares.

(a)Subject to adjustment as provided in Section 10, a total of 6,000,000 Shares shall be authorized for issuance under the Plan.

(b)For purposes of counting Shares against the Share reserves under Section 3.1(a): (i) Awards denominated solely in Shares (such as Options and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated in other than Shares that are not exercisable for or convertible into Shares will be counted based on the number of Shares issued.

(c)If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan. Effective for Awards granted on or after June 2, 2015, Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of Awards other than Options shall also become available for issuance under the Plan.

(d)Effective for Awards granted prior to June 2, 2015, in the event that (i) any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall become available for issuance under the Plan.

Effective for Awards granted on or after June 2, 2015, in the event that (i) any Option is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, (ii) withholding tax liabilities arising from the exercise of an Option are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (iii) any Shares are purchased by the Company with the proceeds from Option exercises, the Shares so tendered, withheld or repurchased shall not become available for issuance under the Plan.

2.    Section 11.1 of the Plan is amended and restated to provide as follows:

11.1    Board Authority to Amend or Terminate the Plan. The Board or its delegate may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b- 3 of the Exchange Act Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

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